NEWS RELEASE

Contact: Alliance Data
Julie Prozeller – Analysts/Investors
Financial Dynamics
212-850-5721
alliancedata@fd.com

Shelley Whiddon – Media
972-348-4310
Shelley.whiddon@alliancedata.com

PD Financial Corp.
Robert Malina
President
310.478.2177
bmalina@pdfinancialcorp.com

ALLIANCE DATA SIGNS LONG-TERM AGREEMENT
TO PROVIDE PRIVATE LABEL CREDIT CARD SERVICES FOR FAST-GROWING WEB AND CATALOG RETAILER PEACH
DIRECT

Private Label Credit Card Program Launch to Coincide with Re-branding Effort

DALLAS, Texas, June 19, 2008 — Alliance Data Systems Corporation (NYSE: ADS), a leading provider of loyalty and marketing solutions derived from transaction-rich data, today announced it has signed a long-term agreement with PD Financial Corporation, which currently operates under the trade name PeachDirect, to provide private label credit card services for its catalog and web channels. In early fall 2008, PD Financial plans to launch its new brand identity as VENUE for both its catalog and web channels, with the private label credit card program launch coinciding with the new brand. Headquartered in Los Angeles, PD Financial is a fast-growing retailer of luxury merchandise, including high-end brands of electronics (e.g., Panasonic, Sony, Bose, Toshiba); beauty/fashion accessories (Lancome, Prada, Yves Saint Laurent), jewelry and watches (TAG Heuer, Movado, ESQ, Armani, Gucci), and home products (Capresso coffee makers, luxury bedding/linens, Italian leather furniture), among others. PD Financial’s sales in 2007 reached $200 million.

Under terms of the agreement, Alliance Data will provide private label credit card services including account acquisition and activation; receivables funding; card authorization; private label credit card issuance; statement generation; remittance processing; customer service functions; and marketing services. The card program will build customer loyalty and drive repeat purchasing through a customer rewards program, which will provide incentives that recognize and reward cardholders for their patronage.

“We selected Alliance Data to be our private label program partner not only for their retail and credit expertise, but for their sophisticated analytics and extensive marketing insights,” said Ron Drori, chief executive officer of PD Financial Corporation. “Working with Alliance Data to understand better our customers’ needs and purchasing behaviors, we have the ability to communicate more effectively, while also recognizing and rewarding our customers for their purchases. We’re focused on engaging customers and building a loyal, long-term relationship with them, and this private label program is absolutely critical to making that happen.”

“We are excited to be working with PD Financial, as we will leverage our extensive multi-channel retail expertise and tools to help them cultivate strong customer relationships and reinforce their new brand, VENUE,” said Ivan Szeftel, president of Alliance Data Retail Services. “Together, we will drive their sales by providing value to the customer.”

About PD Financial Corp.

PD Financial Corporation, a privately-held information-based direct retailer of brand-name consumer products is “making luxury affordable” by offering consumers financing and low monthly payments through its private label credit card. Headquartered in Los Angeles, PD Financial uses proprietary models and data mining techniques to target consumers through its catalogs and the web. PD Financial offers leading brand-name consumer electronics, computers, home products, fashion accessories, cosmetics, jewelry, home entertainment and other luxury products.

About Alliance Data

Alliance Data (NYSE: ADS) is a leading provider of marketing, loyalty and transaction services, managing over 120 million consumer relationships for some of North America’s most recognizable companies. Using transaction-rich data, Alliance Data creates and manages customized solutions that change consumer behavior and that enable its clients to create and enhance customer loyalty to build stronger, mutually beneficial relationships with their customers. Headquartered in Dallas, Alliance Data employs over 9,000 associates at more than 60 locations worldwide. Alliance Data’s brands include AIR MILES®, North America’s premier coalition loyalty program, and Epsilon®, a leading provider of multi-channel, data-driven technologies and marketing services. For more information about the company, visit its website, www.AllianceData.com.

Alliance Data’s Safe Harbor Statement/Forward Looking Statements

This release may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such statements may use words such as “anticipate,” “believe,” “estimate,” “expect,” “intend,” “predict,” “project” and similar expressions as they relate to us or our management. When we make forward-looking statements, we are basing them on our management’s beliefs and assumptions, using information currently available to us. Although we believe that the expectations reflected in the forward-looking statements are reasonable, these forward-looking statements are subject to risks, uncertainties and assumptions, including those discussed in our filings with the Securities and Exchange Commission.

If one or more of these or other risks or uncertainties materialize, or if our underlying assumptions prove to be incorrect, actual results may vary materially from what we projected. Any forward-looking statements contained in this presentation reflect our current views with respect to future events and are subject to these and other risks, uncertainties and assumptions relating to our operations, results of operations, growth strategy and liquidity. These risks, uncertainties and assumptions include those made with respect to and any developments related to the termination of the proposed merger with an affiliate of The Blackstone Group, including risks and uncertainties arising from actions that the parties to the merger agreement or third parties may take in connection therewith. We have no intention, and disclaim any obligation, to update or revise any forward-looking statements, whether as a result of new information, future results or otherwise.

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995: Statements in this presentation regarding Alliance Data Systems Corporation’s business which are not historical facts are “forward-looking statements” that involve risks and uncertainties. For a discussion of such risks and uncertainties, which could cause actual results to differ from those contained in the forward-looking statements, see “Risk Factors” in the Company’s Annual Report on Form 10-K for the most recently ended fiscal year. Risk factors may be updated in Item 1A in each of the Company’s Quarterly Reports on Form 10-Q for each quarterly period subsequent to the Company’s most recent Form 10-K.

# # #